Exhibit 10.7

In re	CHARYS HOLDING COMPANY, INC	Case No.	08-10289 (BLS)
	Debtor	Reporting Period:	May 1 through 31

STATUS OF POST-PETITION TAXES

The beginning tax liability should be the ending liability from the prior month or, if this is the first report, the amount should be zero.
Attach photocopies of IRS Form 6123 or payment receipt to verify payment or deposit of federal payroll taxes. Attach photocopies of any tax returns filed during the reporting period.

Federal	Beginning Tax	Amount Withheld and/or Accrued	Amount Paid	Date Paid	Check # or EFT	Ending Tax
Withholding	$-	$21,529	$21,529			$43,058
FICA-Employee	-	4,296	4,296			8,592
FICA-Employer	-	4,296	4,296			8,592
Unemployment	-	1	1			2
Income	-					-
Other:	-					-
Total Federal Taxes	-	30,122	30,122			60,244
State and Local
Withholding	-	5,775	5,775			11,550
Sales	-					-
Excise	-					-
Unemployment	-	45	45			90
Real Property	-					-
Personal Property	-					-
Other:	-	-	-			-
Total State and Local	-	5,820	5,820			11,640

Total Taxes	$-	$35,942	$35,942			$71,884

SUMMARY OF UNPAID POST-PETITION DEBTS

Attach aged listing of accounts payable.

Number of Days Past Due
	Current	0-30	31-60	61-90	Over 91	Total
Accounts Payable	$192,674	$112,208	$1,310	$22,226	$-	$328,418
Wages Payable					-	-
Taxes Payable					-	-
Rent/Leases-Building					-	-
Rent/Leases-Equipment					-	-
Secured Debt/Adequate Protection Payments						-
Professional Fees					-	-
Amounts Due to Insiders	15,466				-	15,466
Other: Routine expenses						-
Other:						-
Total Post-petition Debts	$208,140	$112,208	$1,310	$22,226	$-	$343,884

Explain how and when the Debtor intends to pay any past due post-petition debts.
Debtor will utilize funds received in payment of management fees to pay the past due debts.